For more information:
Ron Barden
Intersections Inc.
703.488.6810
intxinvestorrelations@intersections.com

Intersections Inc. Reports Second Quarter 2015 Results and

Announces Mid-Year Business Update Call

CHANTILLY, VA – August 13, 2015 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended June 30, 2015.  Consolidated revenue for the quarter ended June 30, 2015 was $52.0 million, compared to $64.3 million for the quarter ended June 30, 2014.  Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges for the quarter ended June 30, 2015 was $(516) thousand, compared to $1.2 million for the quarter ended June 30, 2014.  Net (loss) for the quarter ended June 30, 2015 was $(24.8) million, compared to $(2.0) million for the quarter ended June 30, 2014.  As described further below, the Company recorded non-cash impairment charges of $7.4 million and $16.0 million related to the remeasurement of its investment in White Sky, Inc. and the establishment of a valuation allowance on its net deferred tax assets, respectively, in the quarter ended June 30, 2015. Consolidated revenue for the six months ended June 30, 2015 was $107.5 million, compared to $130.3 million for the six months ended June 30, 2014.  Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges for the six months ended June 30, 2015 was $965 thousand, compared to $3.3 million for the six months ended June 30, 2014.  Net (loss) for the six months ended June 30, 2015 was $(26.1) million, compared to $(4.8) million for the quarter ended June 30, 2014.  Diluted (loss) per share for the six months ended June 30, 2015 was $(1.36), compared to $(0.26) for the six months ended June 30, 2014.  As of June 30, 2015, we had a cash balance of $9.6 million, and no debt outstanding under our revolving credit facility.

“Our second quarter earnings were negatively impacted by the non-cash items described above.  Our plan to build our business around the Identity Guard® platform for protection of personal information, and our Voyce™ platform for animal health and wellness monitoring is progressing nicely.  Our Identity Guard® subscriber base is up 11% since December 2014 and revenue is up 11.6% compared to the first six months of 2014.  We also acquired the assets of White Sky, Inc., with which we have had a long term relationship through our investment and commercial relationship, and have begun the integration of their product suite with the Identity Guard® platform.” commented Michael Stanfield, Chairman and Chief Executive Officer of Intersections.  Mr. Stanfield further noted that, “We also announced the launch of VoycePro™, our monitoring service for veterinarians, and began providing the service in August 2015.  I am looking forward to presenting more about our strategy and outlook on our mid-year business update call scheduled for August 25, 2015.”

Other Items:

•
The Company is pleased to bring the previously reported Civil Investigative Demand and other information requests from the Consumer Financial Protection Bureau to closure through the entry of a consent order on July 6, 2015.  As a result of the consent order, a $600 thousand charge before income taxes was recorded in the three months ended June 30, 2015.

•
Revenue and profitability declines continue to be principally caused by the declining subscriber base acquired through U.S. financial institution clients.  These clients ceased marketing add-on products as early as 2012, and since then continue to cancel certain subscriber portfolios.  Revenue from these subscribers for the second quarter was $28.8 million with a base of approximately 900 thousand subscribers as of June 30, 2015.

•
As a consequence of the Company’s declining profitability, the Company recorded a $16.0 million non-cash charge in its income tax expense for the three month period ended June 30, 2015 to establish a valuation allowance on substantially all of its net deferred tax assets.  The timing of realization of these deferred tax assets will be dependent on the timing of the Company’s future profitability.

•
The consolidated (loss) from operations in the quarter ended June 30, 2015 includes approximately $(4.5) million from our Pet Health Monitoring segment, which was funded from available cash on hand, compared to $(3.2) million in the quarter ended June 30, 2014.

•
On June 26, 2015, we acquired substantially all of the net assets of White Sky, Inc., in which we previously held an equity interest that was recorded as a long-term, cost method investment. This acquisition provides opportunities to expand our product integration and development, marketing and operational efficiencies.   Based upon the estimated fair value of the business prior to the acquisition, we recorded a non-cash impairment charge of $7.4 million before income taxes in the quarter ended June 30, 2015.

•
Consolidated cash flows provided by operations for the quarter ended June 30, 2015 was approximately $1.4 million, compared to cash flows (used in) operations of $(4.1) million for the quarter ended June 30, 2014.  Consolidated cash flows provided by operations for the six months ended June 30, 2015 was approximately $2.6 million, compared to cash flows provided by operations of $1.5 million for the six months ended June 30, 2014.

Mid-Year 2015 Business Update Conference Call:

The Company also announced today that it will hold a conference call to provide a mid-year 2015 business update on Tuesday, August  25, 2015 at 4:30 p.m. Eastern Time.

You may access the live webcast on the Investor's page at Intersections Inc.’s website www.intersections.com.

You can also access the call by dialing the toll free numbers below. If you wish to participate in the Q&A session, you must dial in.

WHAT:	Intersections Inc. Mid-Year 2015 Business Update Conference Call

WHEN:	August 25, 2015
4:30 p.m. Eastern Time

HOW:	Dial in: 888.713.4205
International: 617.213.4862
Participant Pass code: 67005655

To pre-register for the conference, please click here.

The replay of the webcast will be available on this web-site for four business days after the live call.  The dial in for the replay is 888.286.8010 with the replay access code of 22636336.

Non-GAAP Financial Measures:

Intersections' Consolidated Financial Statements, "Other Data" and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes can be found IN THE ACCOMPANYING TABLES AND FOOTNOTES TO THIS RELEASE AND in the "GAAP and Non-GAAP Measures" link under the "Investor & Media" page on our website at www.intersections.com.

Forward-Looking Statements:

Statements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.”  You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,'' “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.  Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the impact of the regulatory environment on our business, including the investigation or examination of our financial institution clients and the continuing attention by the Consumer Financial Protection Bureau to our industry; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring and/or goodwill impairment charges; the timing and success of new product launches, including our VOYCE™ product, adjustments in investments in our IDENTITY GUARD® and insurance services businesses and other growth initiatives; our ability to control costs; and our needs for additional capital to grow our business, including our ability to maintain borrowing availability under our loan agreement.  Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in its recent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections:

Intersections Inc. (Nasdaq: INTX) provides innovative, information based solutions that help consumers manage risks and make better informed life decisions.  Under its IDENTITY GUARD® brand and other brands, the company helps consumers monitor, manage and protect against the risks associated with their identities and personal information.  The company’s subsidiary Intersections Insurance Services provides insurance and other services that help consumers manage risks and achieve personal goals.  The company’s i4C Innovations subsidiary provides VOYCE™, a groundbreaking pet wellness monitoring system for pet owners and veterinarians.  Headquartered in Chantilly, Virginia, the company was founded in 1996. To learn more, visit www.intersections.com.

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUE:
Services	$51,937	$64,313	$107,447	$130,272
Hardware	31	-	33	-
Net revenue	51,968	64,313	107,480	130,272
OPERATING EXPENSES:
Marketing	5,405	7,775	11,036	13,438
Commission	13,083	16,116	26,919	33,115
Cost of services revenue	15,160	21,015	32,945	43,140
Cost of hardware revenue	182	7	242	35
General and administrative	20,081	19,677	38,374	40,327
Impairment of intangibles and other long-lived assets	7,355	-	7,355	-
Depreciation	1,613	1,439	2,910	2,978
Amortization	156	853	275	1,706
Total operating expenses	63,035	66,882	120,056	134,739
LOSS FROM OPERATIONS	(11,067)	(2,569)	(12,576)	(4,467)
Interest income (expense)	21	(170)	(82)	(260)
Other income (expense), net	10	(287)	(72)	(139)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(11,036)	(3,026)	(12,730)	(4,866)
INCOME TAX (EXPENSE) BENEFIT	(13,804)	1,309	(13,333)	1,193
LOSS FROM CONTINUING OPERATIONS	(24,840)	(1,717)	(26,063)	(3,673)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	-	(318)	-	(1,147)
NET LOSS	$(24,840)	$(2,035)	$(26,063)	$(4,820)
Basic and diluted loss per common share:
Loss from continuing operations	$(1.28)	$(0.09)	$(1.36)	$(0.20)
Loss from discontinued operations	-	(0.02)	-	(0.06)
Basic and diluted loss per common share	$(1.28)	$(0.11)	$(1.36)	$(0.26)
Cash dividends paid per common share	$-	$-	$-	$0.20
Weighted average shares outstanding, basic and diluted	19,369	18,525	19,104	18,413

INTERSECTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	June 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,584	$11,325
Accounts receivable, net of allowance for doubtful accounts of $3 (2015) and $5 (2014)	12,158	15,479
Prepaid expenses and other current assets	6,624	8,289
Inventory, net	1,873	-
Income tax receivable	9,625	8,107
Deferred subscription solicitation costs	7,604	6,922
Total current assets	47,468	50,122
PROPERTY AND EQUIPMENT, net	14,298	14,764
DEFERRED TAX ASSET, net	-	11,849
LONG-TERM INVESTMENT	-	8,384
GOODWILL	20,081	17,398
INTANGIBLE ASSETS, net	2,105	763
OTHER ASSETS	563	1,301
TOTAL ASSETS	$84,515	$104,581
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,489	$5,356
Accrued expenses and other current liabilities	17,718	18,907
Accrued payroll and employee benefits	3,282	5,034
Commissions payable	435	468
Capital leases, current portion	514	592
Deferred revenue	3,242	2,869
Deferred tax liability, net, current portion	2,319	702
Total current liabilities	31,999	33,928
OBLIGATIONS UNDER CAPITAL LEASES, less current portion	1,044	981
OTHER LONG-TERM LIABILITIES	4,342	4,545
DEFERRED TAX LIABILITY	3,877	-
TOTAL LIABILITIES	41,262	39,454
STOCKHOLDERS’ EQUITY:
Common stock at $0.01 par value, shares authorized 50,000; shares issued 23,601 (2015) and 22,158 (2014); shares outstanding 20,376 (2015) and 18,978 (2014)	236	222
Additional paid-in capital	128,150	123,975
Treasury stock, shares at cost; 3,225 (2015) and 3,180 (2014)	(32,696)	(32,696)
Accumulated deficit	(52,437)	(26,374)
TOTAL STOCKHOLDERS’ EQUITY	43,253	65,127
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$84,515	$104,581

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(26,063)	$(4,820)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation	2,910	3,938
Amortization	275	1,706
Amortization of debt issuance cost	50	135
Provision for doubtful accounts	(2)	(21)
Loss on disposal of fixed assets	60	196
Share based compensation	3,001	2,676
Excess tax benefit upon vesting of restricted stock units and stock option exercises	-	(275)
Amortization of non-cash consideration exchanged for additional investment	-	(618)
Amortization of deferred subscription solicitation costs	8,748	8,558
Impairment	7,355	-
Changes in assets and liabilities:
Accounts receivable	3,327	1,685
Prepaid expenses and other current assets	1,665	(2,652)
Inventory, net	(1,873)	-
Income tax, net	(445)	(9,169)
Deferred subscription solicitation costs	(9,431)	(8,393)
Other assets	1,959	(116)
Accounts payable	(892)	585
Accrued expenses and other current liabilities	(1,440)	6,296
Accrued payroll and employee benefits	(1,948)	(285)
Commissions payable	(33)	(19)
Deferred revenue	330	384
Deferred income tax, net	15,252	1,881
Other long-term liabilities	(202)	(150)
Cash flows provided by operating activities	2,603	1,522
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of technology related intangible	(202)	(100)
Cash paid for the business acquired from White Sky, Inc., net of cash received	(625)	-
Cash paid for the business acquired from Health at Work Wellness Actuaries LLC	(1)	-
Acquisition of property and equipment	(2,275)	(3,880)
Cash flows used in investing activities	(3,103)	(3,980)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividends paid on common shares	-	(3,674)
Excess tax benefit upon vesting of restricted stock units and stock option exercises	-	275
Capital lease payments	(417)	(469)
Withholding tax payment on vesting of restricted stock units and stock option exercises	(824)	(2,182)
Cash flows used in financing activities	(1,241)	(6,050)

DECREASE IN CASH AND CASH EQUIVALENTS	(1,741)	(8,508)
CASH AND CASH EQUIVALENTS — Beginning of period	11,325	20,920
CASH AND CASH EQUIVALENTS — End of period	$9,584	$12,412

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES:
Equipment obtained under capital lease, including acquisition costs	$427	$-
Equipment additions accrued but not paid	$289	$117
Withholding tax payments accrued on vesting of restricted stock units and stock option exercises	$-	$13
Shares withheld in lieu of withholding taxes on vesting of restricted stock awards	$91	$-
Shares issued in the business acquired from White Sky, Inc.	$1,200	$-
Shares issued in the business acquired from Health at Work Wellness Actuaries LLC	$1,551	$-

INTERSECTIONS INC.
OTHER DATA
(unaudited)

In 2014, we reorganized our business into one that we believe will build our IDENTITY GUARD® brand and Canadian business lines as growth engines for our identity theft and privacy protection solution, and we believe we continue to provide the highest level of service for our existing U.S. financial institution clients. As a result of the reorganization, we refined our criteria used to calculate and report the other data in the tables below.

The following tables provide details of our Personal Information Services segment revenue information for the three and six months ended June 30, 2015 and 2014 (in thousands):

Personal Information Services Segment Revenue

	Three Months Ended June 30,
	2015	2014	2015	2014
Bank of America	$22,783	$26,660	47.7%	44.7%
All other financial institution clients	6,001	13,151	12.5%	22.1%
Consumer direct	13,837	12,120	28.9%	20.3%
Canadian business lines	5,223	7,665	10.9%	12.9%

Total Personal Information Services revenue	$47,844	$59,596	100.0%	100.0%

	Six Months Ended June 30,
	2015	2014	2015	2014
Bank of America	$46,638	$54,694	47.1%	45.4%
All other financial institution clients	14,842	26,739	15.0%	22.2%
Consumer direct	26,501	23,752	26.7%	19.7%
Canadian business lines	11,111	15,252	11.2%	12.7%

Total Personal Information Services revenue	$99,092	$120,437	100.0%	100.0%

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

The following tables provide details of our Personal Information Services segment subscriber information for the three and six months ended June 30, 2015 and 2014 (in thousands):

Personal Information Services Segment Subscribers

	Three Months Ended June 30, 2015 and 2014
	Financial Institution	Consumer Direct	Canadian Business Lines	Total
Balance at March 31, 2015	1,354	381	280	2,015
Additions	1	72	23	96
Cancellations	(462)	(74)	(127)	(663)

Balance at June 30, 2015	893	379	176	1,448

Balance at March 31, 2014	1,985	324	328	2,637
Additions	7	57	34	98
Cancellations	(433)	(50)	(37)	(520)

Balance at June 30, 2014	1,559	331	325	2,215

	Six Months Ended June 30, 2015 and 2014
	Financial Institution	Consumer Direct	Canadian Business Lines	Total
Balance at December 31, 2014	1,421	342	296	2,059
Additions	2	155	42	199
Cancellations	(530)	(118)	(162)	(810)

Balance at June 30, 2015	893	379	176	1,448

Balance at December 31, 2013	2,067	301	332	2,700
Additions	23	126	69	218
Cancellations	(531)	(96)	(76)	(703)

Balance at June 30, 2014	1,559	331	325	2,215

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. Share related compensation includes non-cash share based compensation, as well as dividend equivalent cash payments to restricted stock unit (“RSU”) holders. An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income (loss) and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges represents consolidated loss before income taxes plus share related compensation, non-cash impairment of goodwill, intangibles and other long-lived assets, depreciation and amortization, interest expense and other (income) expense. We believe that the consolidated adjusted EBITDA before share related compensation and non-cash impairment charges calculation provides useful information to investors because they are indicators of our operating performance. Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use consolidated adjusted EBITDA before share related compensation and non-cash impairment charges to evaluate the operating performance of the company and to make compensation determinations.

We provide this information to show the impact of share related compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share related compensation and consider both the Black-Scholes value and GAAP value (to the extent applicable) in connection therewith, and value such awards accordingly.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

We do not consider share related compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans. Due to its nature, individual managers generally are unable to project the impact of share related compensation and accordingly we do not hold them accountable for the impact of equity award grants. When we consider making share related compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants. For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share related compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP. Furthermore, the value of share related compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Accordingly, we believe that the presentation of consolidated adjusted EBITDA before share related compensation when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges has limitations due to the fact it does not include all compensation related expenses. For example, if we only paid cash based compensation as opposed to a portion in share related compensation, the cash compensation expense included in our general and administrative expenses would be higher. We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings. We believe equity based compensation is an important element of our compensation program and all forms of share related awards are valued and included as appropriate in our operating results.

The following table reconciles consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges, as defined for the previous six quarters and year-to-date through June 30, 2014 and 2015. In managing our business, we analyze our performance quarterly on a consolidated income (loss) before income tax basis.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)

	2014				2015
	Three Months Ended				Three Months Ended
	March 31	June 30	September 30	December 31	March 31	June 30
Reconciliation from consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges
Consolidated loss before income taxes	$(1,840)	$(3,026)	$(9,756)	$(29,011)	$(1,695)	$(11,036)
Non-cash share based compensation	1,190	1,486	509	1,240	1,574	1,427
Dividend equivalent payments to RSU holders and option holders	448	-	-	-	-	-
Impairment of goodwill, intangibles and other long-lived assets	-	-	-	25,837	-	7,355
Depreciation	1,540	1,439	1,276	1,401	1,297	1,613
Amortization	853	853	853	848	119	156
Interest expense (income), net	90	170	257	87	104	(21)
Other (income) expense, net	(148)	287	239	291	82	(10)
Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges (1)	$2,133	$1,209	$(6,622)	$693	$1,481	$(516)

	For the Six Months Ended June 30,
	2014	2015
Reconciliation from consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges
Consolidated loss before income taxes	$(4,866)	$(12,731)
Non-cash share based compensation	2,676	3,001
Dividend equivalent payments to RSU holders and option holders	448	-
Impairment of goodwill, intangibles and other long-lived assets	-	7,355
Depreciation	2,979	2,910
Amortization	1,706	275
Interest expense, net	260	83
Other expense, net	139	72
Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges (1)	$3,342	$965

__________________

(1)	For the reconciliation of certain non-GAAP measures visit our website at www.intersections.com.

Contact:

Intersections Inc.
Ron Barden
(703) 488-6810
intxinvestorrelations@intersections.com